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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 on Form S-4 to Registration Statement on Form S-1 (File No. 333-50995) of our reports dated February 12, 1999, except Note 13, as to which the date is April 13, 1999, relating to the financial statements and financial statement schedule of Phoenix Color Corp. and Subsidiaries which appear in such Registration Statement. We also consent to the references to us under the captions "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


Baltimore, Maryland
May 5, 1999